UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Settlement Agreement and Mutual Release

On November 2, 2015, xG Technology, Inc. (the “Company”), entered into a Settlement Agreement and Mutual Release (the “Agreement”) with certain holders (the “Holders”) of the Company’s pre-funded Series B Warrants to purchase common stock (the “Original Warrants”), in connection with that certain registration statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), and declared effective on August 13, 2015.

Upon the consummation of the Agreement, in full and complete satisfaction of all claims that the Holders made or could have made against the Company arising in connection with the Original Warrants, the Company delivered to the Holders new warrants initially exercisable to purchase, in the aggregate, two million four hundred fifty thousand (2,450,000) shares of the Company’s common stock, par value $0.00001, at an exercise price of $0.75 per share (the “Warrants”) with an expiration date of November 2, 2018, as set forth in the Agreement.

The foregoing descriptions of the Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the forms of the Warrant and of the Agreement, filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K (this “Report”), and incorporated by reference hereto.

Item 3.02	Unregistered Sale of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The Warrants were offered and sold, and the common stock issuable upon conversion of the Warrants will be offered and sold, in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The Company made this determination based on the representations of the Purchasers which included, in pertinent part, that each Purchasers is (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from each Purchaser that (i) each Purchaser is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) each Purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, and (iii) each Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
Exhibit 4.1	Form of Warrant
Exhibit 10.1	Form of Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2015		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton
Title: Chief Financial Officer